EXHIBIT 99.1

Onfolio Holdings Inc. Announces Pricing of $13.7 Million Initial Public Offering and Nasdaq Listing

NEW YORK, August 25, 2022, (GLOBE NEWSWIRE) – Onfolio Holdings Inc. (“Onfolio” or the “Company”) (NASDAQ: ONFO, ONFOW), a holding company that acquires and manages a diversified portfolio of online businesses across a broad range of verticals, today announced the pricing of its initial public offering of 2,753,750 units, each consisting of one share of common stock (the “Common Stock”) and two warrants (the “Warrants”), each to purchase one share of common stock, at a public offering price of $5.00 per unit, for aggregate gross proceeds of approximately $13.7 million, prior to deducting underwriting discounts, commissions, and other offering expenses. Each unit will immediately separate into one share of Common Stock and two Warrants.  Each Warrant permits the holder to purchase one share of Common Stock at an exercise price of $5.00 (100% of the per unit offering price) and expires five years after the date of issuance. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 413,063 shares of Common Stock and/or additional Warrants to purchase up to 826,126 shares of Common Stock, in any combinations thereof, at the public offering price per security, less the underwriting discounts and commissions, to cover over-allotments, if any. The offering is expected to close on or about August 30, 2022, subject to satisfaction of customary closing conditions.

The Company has received approval to list its Common Stock and Warrants on the Nasdaq Capital Market, with its Common Stock trading under the symbol “ONFO” and the Warrants trading under the symbol “ONFOW”, with trading expected to begin on August 26, 2022.

EF Hutton, division of Benchmark Investments, LLC, is acting as sole book-running manager for the offering.

A registration statement on Form S-1, as amended (File No. 333-264191), was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on August 25, 2022. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Onfolio Holdings Inc.

Onfolio acquires and actively manages small websites, including e-commerce sites. The company operates in several online verticals, including pets, arts and crafts, B2B SEO services, and people search. It currently owns or manages 18 websites, including allthingsdogs.com, digitallyapproved.com and mightydeals.com.

Forward-Looking Statements

This press release may contain information about Onfolio’s view of its future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on our management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include but are not limited to the risks set forth in “Risk Factors” included in our SEC filings.

Investor Contact:

Alex Thompson / Greg Robles

Gateway Group

949.574.3860

ONFO@gatewayir.com